Exhibit 10.46

THE SHARES OF COMMON STOCK GRANTED UNDER THIS RESTRICTED STOCK AGREEMENT HAVE NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS. NO SHARES OF COMMON STOCK GRANTED UNDER THIS RESTRICTED STOCK AGREEMENT MAY BE OFFERED OR SOLD, PLEDGED, OR OTHERWISE DISTRIBUTED, AND NO SHARES OF COMMON STOCK MAY BE TRANSFERRED ON THE BOOKS OF THE COMPANY, EXCEPT IN A TRANSACTION (I) THAT, IN THE OPINION OF COUNSEL, IS SATISFACTORY TO THE COMPANY, WOULD RESULT IN NO VIOLATION OF SECURITIES LAWS AND (II) THAT WOULD COMPLY WITH THE TRANSFER RESTRICTION PROVISIONS CONTAINED OR REFERENCED IN THIS RESTRICTED STOCK AGREEMENT.

NATURAL ALTERNATIVES INTERNATIONAL, INC.

RESTRICTED STOCK AGREEMENT

* * * * *

Recipient:	The Juice Plus+ Company, LLC

Grant Date:	August 7, 2017

Number of Shares of Common Stock Subject to this Restricted Stock Grant:	500,000

Vesting Schedule:

Vesting Date	Percentage or Fraction of Shares of Restricted Stock Vesting	Number of Shares of Restricted Stock Subject to Vesting	Cumulative Total of Shares of Restricted Stock Vesting
August 7, 2018	20%	100,000	100,000
August 7, 2019	20%	100,000	200,000
August 7, 2020	20%	100,000	300,000
August 7, 2021	20%	100,000	400,000
August 7, 2022	20%	100,000	500,000

This Restricted Stock Agreement (this “Agreement”), dated as of the Grant Date specified above, is between National Alternatives International, Inc., a Delaware corporation (the “Company”), and the Recipient listed above.

The parties agree as follows:

ARTICLE I

GRANT OF SHARES

1.1       Grant. As of the Grant Date, subject to the vesting schedule and other terms contained in this Agreement, the Company hereby grants to the Recipient, and the Recipient hereby accepts, 500,000 shares of Common Stock (the “Shares”) as additional consideration for the Recipient’s entering into with the Company an Exclusive Manufacturing Agreement dated as of August 7, 2017 (the “Manufacturing Agreement”).

1.2       Issuance of Shares. Promptly following the full signing and delivery of this Agreement and subject to Section 2.1, the Company shall issue to the Recipient in uncertificated form the Shares. The Shares will be held in book entry at the Company’s Transfer Agent subject to the restrictions set forth herein.

1.3       Rights as a Stockholder. Upon issuance of the Shares, the Recipient has all the rights of a stockholder with respect to the Shares, subject to the terms contained in this Agreement, provided, however, that any dividend or distribution (including a stock dividend or distribution) declared with respect to any Unvested Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions and forfeiture provisions as such Unvested Shares during the applicable vesting period and will not be payable to the Recipient until such time as the vesting requirements of such Unvested Shares have been fully satisfied.

ARTICLE II

TRANSFER RESTRICTIONS; SECURITIES LAW COMPLIANCE

2.1       Transfer Restrictions. The Recipient shall not make or attempt to make any disposition, pledge, gift, assignment, or other transfer (voluntarily or involuntarily) of the Shares while the Shares are Unvested Shares (as defined below). Any such transfer, purported transfer, or attempted transfer will be void and of no effect.

2.2        Legend. In addition to any other restrictive legend required by the Company, in order to reflect the restrictions on disposition of the Unvested Shares, if the Unvested Shares are ever certificated in the future, such certificates will bear and be subject to a restrictive legend, similar to the following:

“THE SHARES REFERENCED HEREBY ARE SUBJECT TO A RESTRICTED STOCK AGREEMENT, WHICH INCLUDES VESTING REQUIREMENTS AND RESTRICTIONS ON SHARE TRANSFERS. THE NUMBER OF SHARES SUBJECT TO VESTING ARE AS STATED IN THE RESTRICTED STOCK AGREEMENT. THE UNVESTED SHARES REFERENCED HEREBY ARE ALSO SUBJECT TO AN IRREVOCABLE PROXY GRANTING THE BOARD OF DIRECTORS OF THE COMPANY FULL RIGHTS TO VOTE THE UNVESTED SHARES. A COPY OF EACH OF THE RESTRICTED STOCK AGREEMENT AND THE IRREVOCABLE PROXY IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY SALE OR TRANSFER IN VIOLATION OF THE RESTRICTED STOCK AGREEMENT WILL BE VOID.”

In addition, the Company or its Transfer Agent may cause the Unvested Shares to be subject to such stop-transfer orders and other restrictions consistent with this Agreement as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company’s securities are then listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be recorded in the records of the Company or its Transfer Agent relating to the Unvested Shares in order to make appropriate reference to the restrictions applicable to the Unvested Shares.

2.3         Restricted Securities. The Recipient makes the following representations to the Company:

(a)     The Recipient acknowledges that it has access to and has had the opportunity to review all reports that the Company has filed with the Securities and Exchange Commission at www.sec.gov. Based on its review of this information the Recipient is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(b)     The Recipient is acquiring the Shares for the Recipient’s own account for investment, not with a view to or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.

(c)     The Recipient and/or its representatives have had a reasonable opportunity to meet with, ask questions of and receive information and answers from the executive officers of the Company concerning the Shares and the Company’s business and all such questions have been answered and all such information has been provided to the full satisfaction of Recipient.

(d)     The Recipient confirms that the Recipient has been informed that the Shares have not been, and will not be, registered under state and federal securities laws, and are restricted securities under the Securities Act of 1933 (the “Securities Act”). The Recipient understands that no Shares may be resold or transferred unless the Shares are first registered under applicable state and federal securities laws or unless an exemption from such registration is available.

(e)     The Recipient is prepared to hold the Shares for an indefinite period and that the Recipient is aware that Rule 144 of the Securities and Exchange Commission issued under the Securities Act is not presently available to exempt the sale of the Shares from the registration requirements of the Securities Act until the applicable holding period and other requirements are satisfied.

2.4        Assignment of Voting Rights and Irrevocable Proxy in Unvested Shares. Recipient hereby agrees to assign and grant all rights to vote all Unvested Shares awarded under this Agreement to the Board of Directors of the Company. In order to clearly document this assignment and to ensure that the Board of Directors of the Company has full authority to vote the Unvested Shares and that such authority is recognized by all third parties, Recipient shall upon executing this Agreement, execute and deliver the Irrevocable Proxy attached as Exhibit “A” hereto to the Board of Directors of the Company.

2.5        Lock-up Agreement. If required by any underwriter in connection with a public offering of the Company’s equity securities in a registration statement under the Securities Act, the Recipient shall not transfer or dispose of the Shares (other than securities included in the registration statement or shares purchased in the public market after the effective date of registration) or any interest in the Shares during such period as is acceptable to the underwriter following the effective date of such registration statement. In addition, the Recipient shall sign one or more agreements as may be requested by an underwriter in connection with such registration. The underwriters in connection with such registration are intended third party beneficiaries of this section and have the right, power, and authority to enforce the provisions of this Agreement as though they were a party to it. In order to enforce the covenants contained in this section, the Company may impose stop-transfer instructions with respect to the Shares until the end of such restricted period.

ARTICLE III

VESTING

3.1        Vesting of Shares. The vesting schedule for the Shares is set forth on the first page of this Agreement. All Shares for which the Recipient has a vested right are referenced to herein as “Vested Shares,” and all Shares for which the Recipient does not have a vested right are referred to herein as “Unvested Shares.” While held by the Company’s Transfer Agent as provided in Article IV, the Unvested Shares will continue to vest during the term of the Manufacturing Agreement.

ARTICLE IV

DEPOSIT WITH TRANSFER AGENT

4.1        Deposit of the Unvested Shares. The Recipient acknowledges that, upon issuance of the Shares, any Unvested Shares granted as part of such issuance shall be held in book entry by the Company’s Transfer Agent in accordance with the provisions of this Agreement.

4.2        Deposit of Additional Securities and Other Property. Except as otherwise provided in this Agreement, the Company shall deposit with the Transfer Agent any new, substituted, or additional securities, subject to this Agreement, any other property distributed with respect to the Unvested Shares to the extent the Transfer Agent will agree to hold such other property distributed with respect to the Unvested Shares. In the event dividends are paid on the Unvested Shares, or property is distributed with respect to the Unvested Shares that the Transfer Agent will not agree to hold, the Company shall hold such amounts or property and deliver the withheld amounts and property to the Recipient upon vesting of the Unvested Shares. At the election of the Recipient and at Recipient’s sole cost and expense, the Company will establish an escrow or trust account acceptable to Recipient to hold the dividend or other property distributed with respect to the Unvested Shares pending vesting of the Unvested Shares and release to the Recipient, or pending forfeiture of the Unvested Shares in accordance with Section 4.4 and return to the Company.

4.3         Release of Vested Shares. Upon the vesting of all or a portion of the Unvested Shares, the Company shall release to the Recipient the Vested Shares and all securities, dividends, and other property held by the Company, Transfer Agent or any escrow, trust or other Third Party with respect to the Unvested Shares that have become Vested Shares. Release of the Vested Shares shall release the Vested Shares from the Irrevocable Proxy set forth in Exhibit A.

4.4       Forfeiture of Unvested Shares. Upon the termination of the Manufacturing Agreement by the Company for Cause (as defined in the Manufacturing Agreement); or by the Recipient without Cause (as defined in the Manufacturing Agreement), all the Unvested Shares, and any rights or claims attached thereto, securities, dividends, and other property held by the Company, Transfer Agent or any escrow, trust or other Third Party from a distribution previously made on account of the Unvested Shares, will be deemed immediately forfeited by the Recipient to the Company and all rights of Recipient in and to or with respect to the Unvested Shares shall terminate in their entirety.

4.5         Assignment. In the event of forfeiture of the Unvested Shares, the Recipient hereby assigns, transfers, and surrenders to the Company for cancellation the Unvested Shares, and all related securities, dividends, and other property held by the Company, Transfer Agent or any escrow, trust or other Third Party with respect to such Unvested Shares, and hereby irrevocably constitutes and appoints the Company’s secretary as attorney to cancel such stock in the records of the Company with full power of substitution in the premises. In addition, in the event of such forfeiture, the Recipient shall execute and deliver such further documents and instruments and do such further acts and things as are necessary or desirable in the opinion of the Company to carry out the intent and purposes of the foregoing.

ARTICLE V

TAX PROVISIONS

5.1        Section 83(b) Election. The Recipient understands that under Section 83 of the Internal Revenue Code of 1986, as may be amended, supplemented, or superseded from time to time (the “Code”), the fair market value of the Shares (or portion thereof) on the date of grant, or the date of receipt or on the date that any forfeiture restrictions applicable to the Shares (or portion thereof) lapse, minus the price paid, if any, for the Shares (or portion thereof) may be reportable as ordinary income to the Recipient on such date. For this purpose, the date the forfeiture restrictions lapse is the date on which the Shares (or portion thereof) become Vested Shares in accordance with Article III. The Recipient understands that if applicable the Recipient may, in its sole discretion, elect under Section 83(b) of the Code to be taxed at the time the Shares are acquired under this Agreement, rather than when the Shares (or a portion thereof) cease to be subject to the forfeiture restrictions. Such election must be filed with the Internal Revenue Service within 30 days after the Grant Date. The Recipient understands that failure to make this filing within such 30-day period will result in the recognition of ordinary income by the Recipient each time the forfeiture restrictions lapse. The Recipient also understands and acknowledges that nothing in this Agreement guarantees that the vesting requirements of this award will be met. Accordingly, a Recipient who makes an election under Section 83(b) of the Code may pay current taxes but may subsequently forfeit all rights to the Unvested Shares by failing to meet the vesting requirements. In such a case, the Recipient acknowledges that the Company has no obligation to reimburse or make whole the Recipient for the taxes paid in connection with an election under Section 83(b) of the Code. The Recipient acknowledges that the Company is not providing any advice regarding the election under Section 83(b) of the Code including whether it is available and that the Company has advised it to consult its own professional advisors regarding any such election.

5.2        Section 83(b) Election Acknowledgement. The Recipient acknowledges that it is the Recipient’s sole responsibility to file a timely election under Section 83(b) of the Code if that Section is applicable, and should the Recipient opt to make a Section 83(b) election. That filing should be made by registered or certified mail, return receipt requested, and the Recipient should retain two copies of the completed form for filing with the Recipient’s state and federal tax returns for the current tax year and a copy for the Recipient’s personal records. If making a Section 83(b) election, the Recipient shall promptly send a copy of such 83(b) election form to the Company.

5.3        Withholding. As a condition precedent to the release of the Vested Shares from the escrow as described in Article IV, the Recipient shall comply with the requests of the Company as they relate to the satisfaction of any federal, state, or local withholding tax obligations that arise in connection with the release of the Vested Shares. Such requests may include among others signing such documentation necessary to satisfy tax obligations.

ARTICLE VI

GENERAL PROVISIONS

6.1       Adjustments. The existence of the Recipient’s rights under this Agreement does not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger, consolidation, or share exchange of the Company, or any issuance of bonds, debentures or preferred or prior preference stock ahead of or affecting Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

6.2        Notices. To be effective, any notice, consent, or communication required or permitted to be given in connection with this Agreement must be in writing and (i) delivered in person, or (ii) sent by same-day messenger or nationally recognized overnight delivery service, with all fees prepaid, as follows:

If to the Company:              Natural Alternatives International, Inc.

1535 Faraday Drive

Carlsbad, California 92008

Attn: President

If to the Recipient:              The Juice Plus+ Company, LLC

140 Crescent Drive

Collierville, Tennessee 38017

Attn.: Chief Executive Officer

A party may update the party’s contact information by providing notice thereof to the other party. A notice, consent, or communication is effective on the earlier of (i) the date it is delivered in person, (ii) the date it is delivered to the address required by this Agreement as indicated by the date of the acknowledgment or signed receipt, or (iii) the date delivery is refused or deemed undeliverable at the address required by this Agreement, as the U.S. Postal Service, messenger service, or overnight courier, as the case may be, indicates through its records, provided that if such date is not a business day or the confirmation time is after 5:00 p.m. local time of the recipient on a business day, then the following business day.

6.3     Entire Agreement. This Agreement constitutes the entire and final agreement between the parties with respect to the subject matter hereof. It is the complete and exclusive expression of the parties’ agreement on the matters contained in this Agreement. All prior and contemporaneous negotiations, term sheets, and other agreements, either oral or in writing, between the parties on the matters contained in this Agreement are expressly merged into and superseded by this Agreement. No provisions of this Agreement may be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings.

6.4      Amendments and Waivers. No amendment, rescission, waiver, or termination of this Agreement or any of its terms is effective, except by a writing signed by the party or parties against whom enforcement is sought. No failure or delay in exercising any right or remedy or requiring the satisfaction of any condition under this Agreement, and no course of dealing between the parties, operates as a waiver or estoppel of any right, remedy, or condition. A waiver made in writing on one occasion is effective only in that instance and only for the purpose that it is given and is not to be construed as a waiver on any future occasion or against any other person. To the extent any course of dealing, act, omission, failure, or delay in exercising any right or remedy under this Agreement constitutes the election of an inconsistent right or remedy, that election does not either constitute a waiver of any right or remedy or limit or prevent the subsequent enforcement of any contract provision.

6.5      Headings. The descriptive headings of the articles, sections, and subsections of this Agreement are for convenience of reference only. They do not constitute a part of this Agreement and do not affect this Agreement’s construction or interpretation.

6.6       Assignability; Successors and Assigns. The Recipient shall not assign this Agreement or the rights and duties set forth herein, but the Company may assign them, in whole or in part. This Agreement binds and benefits the parties and their respective legal representatives and permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and, as provided above, their respective legal representatives and permitted successors and assigns.

6.7      Governing Law. The laws of the State of Delaware govern all matters arising out of or relating to this Agreement, including, without limitation, its interpretation, construction, performance, and enforcement, without giving effect to such state’s conflicts of law principles or rules of construction concerning the drafter hereof. Any reference to a specific federal, state, or local statute or code includes (i) any rules and regulations promulgated thereunder and (ii) any subsequent amendment, restatement, supplement, or superseding statute, code or other law as may be in effect at the particular time. Any reference to an agreement includes such agreement as it may be amended, restated, supplemented, or modified from time to time.

6.8       Further Assurances. Each party shall use reasonable efforts to take, or cause to be taken, all actions necessary or desirable as requested to consummate and make effective the transactions contemplated by this Agreement. If any further action is necessary or desirable as requested to carry out the purposes of this Agreement, each party shall use reasonable efforts to take, or cause to be taken, such action.

6.9       Professional Advice. The acceptance of this Agreement and the issuance of the Shares may have consequences under federal and state tax and securities laws, which may vary depending on the individual circumstances of the Recipient. Accordingly, the Recipient acknowledges that he or she has been advised to consult the Recipient’s legal and tax advisors in connection with this Agreement and the acquisition, holding and disposition of the Shares. The Recipient acknowledges that neither the Company nor any of its officers, directors, attorneys, or agents have made any representations as to the federal or state tax effects of the acceptance of the Shares or any rights under this Agreement.

6.10      Counterparts. If the parties sign this Agreement in counterparts, each counterpart constitutes an original, and all counterparts, collectively, constitute only one agreement. The signatures of all the parties need not appear on the same counterpart, and delivery of a signed counterpart signature page by fax or other electronic transmission is as effective as signing and delivering an original.

This Agreement is signed and effective as of the Grant Date.

NATURAL ALTERNATIVES INTERNATIONAL, INC.

By:	/s/ Kenneth E. Wolf
Kenneth E. Wolf, President

THE JUICE PLUS+ COMPANY, LLC

By:	/s/ Paulo L. Teixeira
Paulo L. Teixeira, Chief Executive Officer

[SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT]

EXHIBIT A

IRREVOCABLE PROXY

In accordance with the Restricted Stock Agreement (the “Agreement”) by and between THE JUICE PLUS+ COMPANY, LLC (formerly known as NSA, Inc. or NSA, LLC), a Tennessee limited liability company having a place of business at 140 Crescent Drive, Collierville, Tennessee 38017 (“Stockholder”), and NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation (the “Company”) having a place of business at 1535 Faraday Avenue, Carlsbad, California 92008, dated effective August 7, 2017, the undersigned agrees as follows:

1. Grant of Irrevocable Proxy for Unvested Shares.

(a) Stockholder, with respect to the shares of Common Stock, par value $0.01 per share, granted to Stockholder pursuant to the Agreement and any and all other securities of the Company issued or issuable in respect thereof on or after the date hereof (the “Shares”) hereby grants to the Board of Directors of the Company (the “Holder”) an irrevocable proxy under Section 212 of the Delaware General Corporation Law to vote and exercise all voting and related rights with respect to the Unvested Shares (as defined in the Agreement) in any manner that the Holder may determine in its sole and absolute discretion to be in the Holder’s own best interest, at any meeting of stockholders of the Company or action by written consent of stockholders with respect to any matter or the transactions contemplated thereby. During the period that a Share remains Unvested it is expressly understood and agreed that the foregoing irrevocable proxy is hereby granted to the Holder by the Stockholder pursuant to the Agreement and is coupled with an interest.

(b) Because of this interest in the Unvested Shares, the Holder shall have no duty, liability and obligation whatsoever to the Stockholder arising out of the exercise by the Holder of the foregoing irrevocable proxy. The Stockholder expressly acknowledges and agrees that (i) the Stockholder will not impede the exercise of the Holder’s rights under the irrevocable proxy and (ii) the Stockholder waives and relinquishes any claim, right or action the Stockholder might have, as a stockholder of the Company or otherwise, against the Holder or any of his affiliates in connection with any exercise of the irrevocable proxy granted hereunder.

(c) The Stockholder has the right to notice of or to any and all special and general meetings of stockholders during the term of this Irrevocable Proxy and further severally agrees that if any notice is given by the Company to the Stockholder, such notice will be deemed to have been validly given to the Stockholder for all purposes.

(d) This irrevocable proxy shall expire as to Vested Shares on the date Unvested Shares become Vested Shares (the “Expiration Date”).

(e) Upon execution of this Irrevocable Proxy, any and all prior proxies given by the Stockholder with respect to any Shares are hereby revoked and the Stockholder agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

2. Legend. The Stockholder agrees to permit an appropriate legend on any certificates evidencing the Unvested Shares reflecting the grant of the irrevocable proxy contained in the foregoing Section 1.

3. Representations and Warranties. The Stockholder represents and warrants to the Holder as follows:

(a) The Stockholder has the all necessary rights, power and authority to execute, deliver and perform its obligations under this Irrevocable Proxy. This Irrevocable Proxy has been duly executed and delivered by the Stockholder and constitutes its legal and valid obligation enforceable against the Stockholder in accordance with its terms.

(b) The Stockholder is the record owner of the Shares and the Stockholder has plenary voting and dispositive power with respect to such Shares; there are no proxies, voting trusts or other agreements or understandings to which such Stockholder is a party or bound by and which expressly require that any of the Shares be voted in any specific manner other than this Irrevocable Proxy; and such Stockholder has not entered into any agreement or arrangement inconsistent with this Irrevocable Proxy.

4. Equitable Remedies. The Stockholder acknowledges that irreparable damage would result if this Irrevocable Proxy is not specifically enforced and that, therefore, the rights and obligations of the Holder may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which the Holder may otherwise have available.

THE JUICE PLUS+ COMPANY, LLC
a Tennessee limited liability company

By:	/s/ Paulo L. Teixeira
Paulo L. Teixeira, Chief Executive Officer